Exhibit 99.1

HealthLynked Completes Acquisition of

MedOfficeDirect, LLC, Adding Discounted

Medical Supplies for Patient Members and

Healthcare Providers

Naples, FL, October 20, 2020 HealthLynked Corp (HLYK), a global healthcare network focused on care management of its members and a provider of healthcare technologies that connects doctors, patients and medical data, today announced that it has acquired MedOfficeDirect, LLC (“MOD”), a Naples, FL based virtual distributor of discounted medical supplies selling to both consumers and medical practices.

The acquisition includes aggregate consideration valued at up to $6.0 million, including (i) $2.7 million of HealthLynked common stock issued at closing, (ii) $0.7 million cash, and (iii) up to $2.6 million of additional HealthLynked common stock based on MOD achieving specified annual revenue milestones for the next four years.

MOD’s debtholders agreed to accept membership interests in MOD in exchange for satisfaction of 40% of their outstanding debt, with the remaining 60% satisfied by the $0.7 million cash paid at closing. They also agreed to waive and forgive all accrued interest payments totaling $0.6 million.

“The acquisition of MedOfficeDirect, LLC allows us to better serve our patient members and healthcare providers. MedOfficeDirect has demonstrated the demand for a low cost direct-to-consumer medical supplier with significant year-over-year revenue growth. As the HealthLynked Network has grown, through our recent ACO acquisition, new patient members, and healthcare providers, we see significant opportunity to increase our value in healthcare and drive even more adoption across all these areas.” said HealthLynked Chairman and CEO Michael Dent M.D.

Medical supply sales in the US exceed $155 billion annually. Launched in 2014, MOD serves both consumers and healthcare providers with more than 13,000 name brand medical supplies in more than 150 different categories. MOD has users in every state and provides some of the lowest prices on name brand medical products online, shipped direct to the customer within 3 to 5 days by leveraging volume buying. Providing an easy way for patient members and healthcare providers to purchase medical supplies at a low cost will help drive increased adoption of the HealthLynked Network while increasing the Company’s consolidated revenue and profit. HealthLynked Members Personal Health Records (PHRs) detail a patient’s specific medical needs; in combination with MedOfficeDirect, this will provide a convenient way for patients to purchase the medical supplies and products they need online and at significant savings.

Key benefits of the acquisition include:

●	Increased revenue with significant projected growth. The acquisition is expected to contribute approximately $1.5 million of revenue in year one, increasing HealthLynked’s consolidated revenues by some 25%. The earnout is tied to four years of 25% annual growth, resulting in a year 4 revenue earnout target of $2.9 million by 2024.

●	Company and customer synergies. HealthLynked continues to expand the number of patient and physician members in both the HealthLynked Network and in its ACO network and plans to offer MOD’s discounted medical supplies to this user base.

●	Expansion into discounted medical supplies. Expansion into this multi-billion-dollar industry and access to MOD’s existing customer base is expected to further increase the number of patient members and healthcare providers using the HealthLynked Network.

George O’Leary, Chief Financial Officer of HealthLynked stated, “This is the third of what we expect to be numerous acquisitions for HealthLynked, focused on complementary businesses that enhance the HealthLynked Network, for which we have set a goal of adding tens of millions of patients and hundreds of thousands of physicians over the next five years.” He continued, “This acquisition is unique in that it is focused on purchasing a high growth business that distinctively complements the anticipated growth in our digital healthcare business. We are paying only 12% in cash, with 45% in stock and up to 43% in a four-year stock-based earnout that requires 141% growth during this period for the earnout to be fully realized.”

Advisors

K&L Gates LLP and SMGQ Law served as legal counsel for the acquisition.

About HealthLynked Corp.

HealthLynked Corp. provides a solution for both patient members and providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take more control of their healthcare. Members enter their medical information, including medications, allergies, past surgeries and personal health records, in one convenient online and secure location, free of charge. Participating healthcare providers can connect with their current and future patients through the system. Benefits to in-network providers include the ability to utilize the HealthLynked patent pending patient access hub “PAH” for patient analytics. Other benefits for preferred providers include HLYK marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling and to fill last minute cancelations using our “real time appointment scheduling” all within our mobile application. Preferred providers pay a monthly fee to access these HealthLynked services. For additional information about HealthLynked Corp. visit www.healthlynked.com and connect with HealthLynked on Twitter, Facebook, and LinkedIn.

About MedOfficeDirect, LLC

MedOfficeDirect, LLC started in 2014 and based in Naples Florida, is a virtual distributor of discounted medical supplies selling to both consumers and medical practices throughout the United States. With over 13,000 name brand medical products in over 150 different categories, MOD leverages Group Purchasing Organization (GPO) pricing discounts with a small unit-of-measure direct-to-consumer shipping model to make ordering medical supplies both convenient and highly cost effective for its users.

Forward Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, including as a result of any acquisitions, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov.

Contacts:

George O’Leary

Chief Financial Officer

goleary@healthlynked.com

(800) 928-7144, ext. 99

Investor Relations Contacts:

Stephanie Prince                                                                          Jim Hock

PCG Advisory Group                                                                  Hanover International Inc.

sprince@pcgadvisory.com                                                          jh@hanoverintlinc.com

646-762-4518                                                                              760-564-7400

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